      As filed with the Securities and Exchange Commission on May 4, 2001
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under
                          The Securities Act of 1933
                                  __________

                         JACOBS ENGINEERING GROUP INC.
              (Exact name of issuer as specified in its charter)
                                  ___________

              Delaware                                    95-4081636
       (State of Incorporation)             (I.R.S. Employer Identification No.)

                           1111 South Arroyo Parkway
                          Pasadena, California 91105
         (Address of principal executive offices, including zip code)
                                  __________

                         JACOBS ENGINEERING GROUP INC.
                      1989 EMPLOYEE STOCK PURCHASE PLAN,
                            AS AMENDED AND RESTATED
                           (Full title of the Plan)
                                   __________

                             JOHN W. PROSSER, JR.
                           1111 South Arroyo Parkway
                          Pasadena, California 91105
                                (626) 578-3500
           (Name, address and telephone number of agent for service)

                                With a copy to:
                               PETER F. ZIEGLER
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 229-7000

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================

                                                                 Proposed maximum      Proposed maximum
                                                 Amount being    offering price per    aggregate offering           Amount of
   Title of Securities being registered           registered           unit*                price*               registration fee
------------------------------------------------------------------------------------------------------------------------------------

 Common Stock,
   $1.00 par value................                2,000,000          $65.08              $130,160,000               $32,540
====================================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the common stock of Jacobs Engineering Group Inc. as reported in the New York Stock Exchange composite transactions report for May 3, 2001.

                                  __________

     Pursuant to Rule 429 this Registration Statement and the prospectus contained herein also relate to the incentive awards registered by the above issuer on Form S-8, File No. 033-45927, File No. 333-01317 and File No. 333-72977, as to which there are now 126,134 shares remaining in the reserve with respect to which the issuer has previously paid a filing fee of $1,302.

     This Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                         JACOBS ENGINEERING GROUP INC.
                                  __________

                             CROSS REFERENCE SHEET

                            Pursuant to Rule 404(c)


                             Item Number and Caption                                        Heading in Prospectus
                             -----------------------                                        ---------------------
1.       Plan Information                                             (1)     Cover Page
         (a)  General Information                                     (2)     The Plan--Introduction;--Purpose of the Plan;--
                                                                              Termination, Amendment or Discontinuance of the Plan
                                                                      (3)     Plan Not Subject to ERISA
                                                                      (4)     Incorporation of Certain Documents by Reference; The
                                                                              Plan--Administration of the Plan
         (b)  Securities to be Offered                                (1)     Cover Page
                                                                      (2)     Not applicable
         (c)  Employees who may Participate in the Plan                       The Plan--Eligible Employees
         (d)  Purchase of Securities Pursuant to the Plan and         (1)(2)  The Plan--Form of Options Under the Plan;--Purchase
              Payment for Securities Offered                          (3)(5)  Price of Shares; --Purchases of Shares;
                                                                              --Limits on Purchases During an Election Period
                                                                      (4)     Not applicable
                                                                      (6)     The Plan--Securities Subject to the Plan
         (e)  Resale Restrictions                                             Not applicable
         (f)  Tax Effects of the Plan Participation                           United States Federal Income Tax Consequences; Plan
                                                                              Not Subject to ERISA
         (g)  Investment of Funds                                             Not applicable
         (h)  Withdrawal from the Plan; Assignment of Interest        (1)(2)  The Plan--Form of Options Under the Plan;
                                                                              --Purchases of Shares;--Designation of Beneficiary
         (i)  Forfeitures and Penalties                                       Not applicable
         (j)  Charges and Deductions and Liens Therefor               (1)(2)  The Plan--Purchases of Shares;--Limits on Purchases
                                                                              During an Election Period
2.       Registrant Information and Employee Plan Annual Information          Available Information; Incorporation of Certain
                                                                              Documents by Reference

 Prospectus

{JE LOGO}                   JACOBS ENGINEERING GROUP INC.

                               2,000,000 Shares
                                 Common Stock
                                  __________

                          Offered as set forth herein
                           to Eligible Employees of

                         JACOBS ENGINEERING GROUP INC.

                           and certain subsidiaries
                                pursuant to the

                         JACOBS ENGINEERING GROUP INC.
                      1989 EMPLOYEE STOCK PURCHASE PLAN,
                            AS AMENDED AND RESTATED
                                  __________

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any
                      representation to the contrary is a
                               criminal offense.
                                  __________

     Neither the delivery of this prospectus nor any sale made hereunder at any time shall imply that the information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.
                                  __________

                  The date of this prospectus is May 4, 2001

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
THE COMPANY.........................................................      5
AVAILABLE INFORMATION...............................................      5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................      5
THE PLAN............................................................      6
     Introduction...................................................      6
     Purpose of the Plan............................................      6
     Administration of the Plan.....................................      6
     Eligible Employees.............................................      6
     Form of Options Under the Plan.................................      7
     Purchase Price of Shares.......................................      7
     Purchases of Shares............................................      8
     Limits on Purchases During an Election Period..................      8
     Designation of Beneficiary.....................................      9
     Termination, Amendment or Discontinuance of the Plan...........      9
     Changes in The Plan; Change of Control.........................      9
     Securities Subject to the Plan.................................      9
THE "CAPTIVE BROKER" PROGRAM........................................      9
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................     10
     Tax Treatment of Participants..................................     10
          Qualifying Dispositions:..................................     10
          Disqualifying Dispositions:...............................     11
     Withholding Taxes..............................................     12
     State Income Taxes.............................................     12
     Foreign Taxes..................................................     12
PLAN NOT SUBJECT TO ERISA...........................................     13
DISCLOSURE OF COMMISSION POSITION ON
     INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.................     13
EXPERTS.............................................................     13
LEGAL OPINIONS......................................................     13

                                  THE COMPANY

     The Company was incorporated under the laws of the State of Delaware on January 8, 1987. On March 4, 1987, it succeeded by merger to the business and assets of Jacobs Engineering Group Inc., a California corporation that in 1974 had succeeded to a business commenced in 1947. Unless the context otherwise requires, all references herein to the "Company", "we", "us" or "our" are to both the Delaware corporation and its predecessors. The executive offices of the Company are located at 1111 South Arroyo Parkway, Pasadena, California 91105, telephone (626) 578-3500.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any materials that we file with the Commission at the Public Reference Room maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. These materials can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You can also obtain information about the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and other information regarding issuers that file electronically with the Commission.

     We have filed with the Commission in Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 with respect to the securities offered hereby. Part I of this prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to Part II of the Registration Statement, including the exhibits and financial statements and schedules filed with it or incorporated in it by reference. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated therein by reference, each statement being qualified in its entirety by such references. The Registration Statement, including the exhibits thereto, may be inspected and copied as described above.

     We furnish to employees eligible to receive the options described in this prospectus annual reports containing audited financial statements accompanied by the report of its independent auditors and quarterly reports containing unaudited financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference the information we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. Specifically, we incorporate by reference the following documents:

     (1) The Annual Report on Form 10-K of the Company for the year ended September 30, 2000;

     (2) The Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2000; and

     (3) The description of the Company's common stock contained in a registration statement we filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All the documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in any other subsequently filed document modifies or replaces such statement. Any such statement so modified or superseded cannot be deemed to constitute a part of the prospectus, except as so modified or superseded.

     From time to time, we may also update the information contained in this prospectus either by (i) distributing to all eligible employees a supplement to the prospectus setting forth such updated information, or (ii) setting forth such updated information in the Company's Proxy Statement, Annual Financial Statements and Review of Operations and Summary Annual Report, and such information shall be deemed to be incorporated by reference herein.

     We will deliver to all eligible employees copies of all reports, proxy statements and other communications distributed to stockholders generally. We will also provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all documents listed above as being incorporated herein by reference, other than exhibits to such documents, as well as a copy of the 1989 Employee Stock Purchase Plan, as Amended and Restated. Eligible employees may obtain copies of any of the documents referred to in this section of the prospectus from John W. Prosser, Jr., Senior Vice President, Finance and Administration and Treasurer, Jacobs Engineering Group Inc., 1111 South Arroyo Parkway, Pasadena, California 91105, telephone (626) 578-3500.

                                   THE PLAN

Introduction

     This prospectus describes the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as Amended and Restated (the "Plan"). The Plan was initially approved by the Board of Directors of the Company (the "Board of Directors") on December 15, 1988, and by the stockholders of the Company on February 14, 1989. Since then the Board of Directors and our stockholders have increased the total number of shares reserved for the Plan to 5,406,777 shares and have extended the expiration date of the Plan to March 31, 2009. As of May 4, 2001, a total of 3,280,643 shares had been issued under the Plan, and there are now 2,126,134 shares reserved for issuance under the Plan.

Purpose of the Plan

     The purpose of the Plan is to encourage all full-time employees of the Company, its domestic subsidiaries and those of its foreign subsidiaries that have been or that may hereafter be included in the Plan to acquire an equity position in the Company and thereby share in the future performance of the Company.

Administration of the Plan

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Only members of the Board of Directors are eligible to serve as members of the Committee. Members of the Committee are appointed by the Board of Directors to serve a one year term and may be removed at the Board of Directors' discretion. Members of the Committee do not receive any compensation from the Plan, but they are compensated by the Company for their services as directors and as members of the Committee. The Committee is authorized to construe and interpret the Plan, to define the terms used in the Plan, to determine eligibility for participation and benefits, to prescribe, amend and rescind rules and regulations for the administration of the Plan and to take any other action in connection with the administration of the Plan and the options granted under the Plan that it may deem proper.

     The following directors are now members of the Committee: Dr. James Clayburn LaForce, Dr. Dale R. Laurance, Linda Fayne Levinson, Robert B. Gwyn and Rear Admiral Benjamin F. Montoya.

Eligible Employees

     All employees of the Company, all employees of the Company's 50% or more owned subsidiaries that are incorporated within the United States and all employees of any foreign subsidiaries designated by the Board of Directors are eligible to participate in the Plan unless they are excluded from participation by the provisions described below.

     The Board of Directors may change the designation of participating subsidiaries in the Plan at any time. Unless otherwise determined by the Board of Directors, employees of domestic corporations that are acquired by the Company and become 50% or more owned subsidiaries are eligible to participate in the Plan, subject to the qualifications described in the following paragraph. In the discretion of the Committee, such employees may receive credit for time worked for the acquired corporation for the purpose of determining eligibility.

     The following employees are not eligible to participate in the Plan:

     (a) Employees who normally work fewer than 20 hours each week, employees who normally work five or fewer months during our fiscal year, or employees who have completed less than one year of service with us or one of our participating subsidiaries as of the first day of any election period.

     (b) Employees who are members of a collective bargaining unit that has not agreed to participate in the Plan.

     (c) Any employee who would own more than five percent of our common stock immediately after an option under the Plan were granted to such employee.

     We estimate that, as of March 1, 2001, there were approximately 17,800 employees of the Company and its subsidiaries who were eligible to participate in the Plan.

Form of Options Under the Plan

     The options granted under the Plan are intended to be treated as options granted pursuant to an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. Under the Plan each eligible employee may purchase our common stock at a price determined as described below, through payroll deductions. An election to exercise an option will be effective for a six month election period commencing on each March 1 and September 1 of each year in which the Plan is effective. An election to participate in the Plan is irrevocable during the election period for which it is made.

     Prior to the commencement of each election period, the Company will give each eligible employee an opportunity to complete a payroll deduction authorization form authorizing the Company to deduct an amount equal to any whole percentile from two percent (2%) to fifteen percent (15%) of such eligible employee's basic salary and apply the deduction to the exercise of options under the Plan. Employees who have elected to participate in the Plan are referred to as "participants" in the Plan and in this prospectus.

     An employee need not elect to participate in the Plan if he or she does not wish to do so.

Purchase Price of Shares

     The purchase price for shares that may be purchased upon the exercise of options under the Plan will be the lesser of

     (1) 90% of the fair market value of our common stock on the first day of the election period, or

     (2) 90% of the fair market value of our common stock on the last day of the election period.

     The fair market value of the common stock is equal to the closing price for the common stock as reported in the composite transactions report of the New York Stock Exchange for the day for which the fair market value is to be determined, or, if the New York Stock Exchange is closed on that day, then the immediately preceding day on which it is open.

     However, the Committee may, in its sole discretion, and at any time before the commencement of a six month election period under the Plan, change the formula for determining the option price to any percentage of the fair market value of the common stock from 85% to 100% and determine that the fair market value of the stock for purposes of the Plan shall be determined as of the last day of the six month election period.

Purchases of Shares

     At the end of each election period, the amount withheld from each participant will be determined, and we will issue to each participant that number of whole shares of our common stock equal to the total amount withheld from such participant's compensation during the election period, subject to the limits described below, divided by the purchase price of one share of common stock. Any amounts withheld that do not constitute a full share of stock will be carried over to the next election period or returned to the participant without interest if the participant does not elect to participate in the Plan during the next election period.

     Pending their application for the purchase of shares of common stock, we will hold amounts withheld from participants as its general funds and may utilize such funds for general corporate purposes, with no obligation to pay interest on the same. We will enter on our records a liability to the respective participants in an amount equal to the cumulative amount withheld. Until the funds are applied to the purchase of shares by the participants, the participants for whom the funds are being held are subject to the risk that we may become insolvent or bankrupt. We will send a statement to each participant showing the total withholdings being held for such participant's account as soon as practicable after the end of each election period.

     No participant will have any rights as a stockholder with respect to any shares until they are issued to such participant at the end of an election period. No adjustment will be made or additional amount paid as a result of dividends or other rights for which the record date is prior to the date on which the shares are issued to the participant. However, under the formula for determining the purchase price of options under the Plan, if there were any stock dividend, stock split or other like change in our common stock during an election period, then the number of shares to be purchased at the end of the election period would be automatically adjusted in proportion to such change.

     Once an eligible employee has elected to participate in the Plan for an election period, he or she cannot terminate his or her election during that election period unless he or she also terminates his or her employment with us and our subsidiaries. See also "United States Federal Income Tax Consequences-Tax Treatment of Participants", below.

     If a participant ceases to be employed by the Company or a participating subsidiary because of disability, retirement or voluntary or involuntary termination or any other reason except death, then the participant's rights under the Plan will immediately terminate, and we will refund to him or her (or his or her personal representative), without interest, all withholdings that have not theretofore been applied to the purchase of shares. The receipt of such refunds will be free of any tax. The effect of a participant's taking a leave of absence will be determined by the Committee in compliance with the income tax regulations.

Limits on Purchases During an Election Period

     There are two limits on the number of shares that a participant may purchase during each election period:

     (1) A participant may not purchase stock under the Plan having a fair market value, determined on the first day of each election period, in excess of $25,000 during any calendar year. Since purchases are currently made at 90% of fair market value, this means that no participant may have payroll deductions for the Plan of more than $22,500, including carryovers from prior election periods, during any calendar year.

     (2) In addition, the maximum number of shares that a participant may purchase in any six month election period will be determined as of the first day of each election period, and will be based upon the assumption that the employee's basic compensation will not change after the first day of the election period. The maximum number of shares that a participant may purchase in any six month election period will be equal to 150% of the quotient obtained by dividing 15% of the total compensation assumed to be earned by the participant during the six month election period by 90% of the fair market value of one share of common stock on the first day of the six month election period. Subject to the limitation referred to in paragraph
          (1), above, any excess withholdings resulting from this limitation will be used to buy common stock for the participant at the end of the next six month election period, or will be refunded to the participant without interest if the participant does not elect to purchase common stock pursuant to the Plan during the next six month election period.

     We are not obligated to inform any participant in advance of the end of any six month election period the maximum number of shares the participant may purchase during that election period.

Designation of Beneficiary

     Each participant may designate, by a written instruction to us, a beneficiary of his or her withholdings. If the participant dies after the end of an election period but before the shares that he or she has purchased have been issued and delivered, then the shares and any excess cash withholdings will be delivered to the beneficiary. If the participant dies during an election period, then all withholdings will be delivered to the named beneficiary.

     A participant may designate any person as a beneficiary, but, if the participant is married, then any designation other than his or her spouse must receive the written consent of the spouse. If a participant does not designate a beneficiary, then, upon death, his or her shares will be delivered to his or her spouse. If there is no living spouse, then we will deliver them to the participant's executor or administrator, or, if none, to the participant's dependents or relatives, or, if none, to such other person as the Committee deems appropriate.

Termination, Amendment or Discontinuance of the Plan

     The term of the Plan began on March 1, 1989 and will end on March 31, 2009.

     The Plan permits the Board of Directors to amend, suspend or discontinue the Plan at any time. However, no participant's rights to purchase common stock with salary deductions made prior to the time of the change may be affected by any such amendment, suspension, discontinuance or termination.

Changes in The Plan; Change of Control

     The Board of Directors may not amend the Plan without stockholder approval if the proposed amendment would increase the number of shares of common stock authorized to be issued under the Plan, materially increase the benefits to participants under the Plan, materially modify the requirements as to eligibility in the Plan, withdraw administration of the Plan from the Committee or permit any member of the Committee to receive an option under the Plan or otherwise receive any form of option, stock appreciation right or stock from the Company except pursuant to a nondiscretionary formula plan.

     In the event of any merger, recapitalization, consolidation, reorganization or other similar event affecting the Company, the Committee may make an appropriate adjustment, including the substitution and issuance of shares in any successor corporation for common stock of the Company to be issued under the Plan.

     If we are acquired by merger, or if substantially all of its assets or stock are acquired, then all options outstanding under the Plan will automatically be exercised immediately prior to the effective date of the acquisition. The exercise price in such an event will be equal to 90% of the lower of the fair market value of our common stock on the first day of the election period in which the acquisition occurs or the fair market value of the stock immediately prior to the effective date of the acquisition.

Securities Subject to the Plan

     The shares to be issued upon the exercise of options granted under the Plan have been reserved from the authorized but unissued common stock of the Company. The shares to be delivered under the Plan may, however, be purchased by us on the open market or from any person.

                         THE "CAPTIVE BROKER" PROGRAM

     All shares issued to each participant will be delivered to an individual brokerage account that will be maintained for each participant by a securities broker selected by us solely for the purpose of holding and selling, or delivering, in accordance with the participant's instructions to such broker, shares purchased by the optionee under the Plan. All participants whose shares are held for them by the such broker must communicate directly with the broker regarding such shares. The current broker is Charles Schwab & Co.

     However, any participant who was participating in the Plan prior to March 1, 1996, who has instructed the Company that he or she did not wish to participate in the captive broker program, and who has participated in the Plan continuously since March 1, 1996, will continue to receive certificates for shares purchased pursuant to the Plan.

     Our responsibility under the captive broker program is limited to giving the broker the names, addresses and social security numbers of participants who are also participating in the captive broker program, issuing the shares to the persons who are entitled under the Plan to an account at a securities depository designated by such broker and delivering to the broker a list of the persons to whom such shares have been issued and the number of shares to which each such person is entitled under the Plan.

     THE BROKER IS RESPONSIBLE FOR ALL OTHER ASPECTS OF THE ADMINISTRATION OF THE CAPTIVE BROKER PROGRAM, AND THE COMPANY WILL HAVE NO RESPONSIBILITY FOR ANY ERRORS OR OMISSIONS OF THE BROKER OR ITS EMPLOYEES, AGENTS OR CONTRACTORS.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary of federal income tax rules applicable to the Plan does not purport to be complete. Eligible employees should consider consulting their own tax advisors regarding the federal income tax consequences of purchasing shares under the Plan and subsequently disposing of such shares.

     The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986. The options to be granted under the Plan are, accordingly, referred to as "Section 423 options" in this discussion.

     Under the Plan the dates of grant are on March 1 and September 1 of each year, and the dates of exercise are six months after the date of grant. A participant will not recognize income for federal income tax purposes either upon the receipt of a Section 423 option or upon its exercise. However, the amount of the optionee's salary that is withheld for the purpose of the Plan is taxable income to the participant and is subject to withholding taxes and, ultimately, to federal income tax.

Tax Treatment of Participants

     A participant will recognize ordinary income and capital gain or loss upon the sale of shares acquired pursuant to a Section 423 option in amounts that depend on whether the shares are sold in a "qualifying disposition", or in a transaction that does not meet the requirements of a "qualifying disposition" (referred to as a "disqualifying disposition").

     In both a "qualifying disposition" and a "disqualifying disposition" the "total gain realized" is the difference between the sales price received for the shares sold, less any sales commissions, and the amount paid for the shares sold.

     Qualifying Dispositions:

     A "qualifying disposition" is a sale that takes place not less than:

     (a) One year after the date on which the shares are issued to the participant; and

     (b)  Two years after the option is granted.

     Since options are deemed to be granted at the beginning of each election period, and since each election period is six months in length, only a disposition that occurs after the eighteenth month from the date the shares are issued to the participant may constitute a "qualifying disposition".

     In a "qualifying disposition" part of the gain will be treated as ordinary income to the extent that the purchase price of the stock acquired is less than 100% of the stock's fair market value ("FMV") on the date the option is granted. The part of the gain that will be treated as ordinary income will be the lesser of the following:

     (a) The discount in the option price or purchase price on the date of grant; or

     (b) The excess of the FMV of the shares at the time of sale by the participant over the purchase price. If the FMV of the shares at the time of sale by the participant is less than the purchase price, then there is no gain and consequently no ordinary income, and the full amount of the loss is a capital loss.

     Disqualifying Dispositions:

     If a participant sells shares acquired pursuant to a Section 423 option in a transaction that does not qualify under the rules discussed above for a "qualifying disposition," then the entire difference between the FMV of the shares on the date the shares were purchased and the purchase price of those shares is taxable as ordinary income in the year of sale or other disposition.

     The amount of ordinary income that will be recognized on a disqualifying disposition may be greater or less than the total gain realized on the sale of the shares, because the amount of ordinary income is measured by reference to the difference between the FMV of the shares on the date the shares were purchased and the purchase price. Therefore, the participant will recognize capital gain or loss in the year of sale equal to the difference between the total gain realized on the sale and the amount that is required to be treated as ordinary income. Capital gains and losses will be long-term if the stock is held for at least 12 months from date of purchase, and they will be short-term if held for a shorter period. The examples below do not distinguish between long-term and short-term capital gains and losses.

     We receive a tax deduction for federal income tax purposes to the extent that a participant has taxable ordinary income on a disqualifying disposition. We will treat transfers of record ownership of shares, including transfers to brokers or nominees, or into "street name" accounts, as dispositions. In order to avoid this treatment, the participant may notify us in writing of the circumstances of the particular sale or transfer of stock. However, our issuance of a participant's shares into an account maintained by the broker pursuant to the "captive broker" program will not be treated as a disposition (see "The 'Captive Broker' Program", above).

     If any sale or transfer occurs within eighteen months after the purchase date, we will add to the participant's taxable compensation on Form W-2 for the year in which the sale or transfer occurs the amount of ordinary income deemed to be realized by the participant as if the sale or transfer were in fact a disqualifying disposition. In order to determine the amount of income to be reported, we will utilize information from the broker regarding sales and transfers constituting disqualifying dispositions.

Examples:

     The examples set forth below are intended to provide a general understanding of the rules discussed above and do not purport to provide a complete analysis of the income tax effects of all possible transactions in shares acquired through the Plan:

Example #1 (market value of the common stock increases during the election period, and the stock is sold ultimately at a gain in an amount greater than the FMV of the stock on the date of exercise):


                                     Beginning of   End of Option    "Qualifying"   "Disqualifying"
                                    Option Period       Period       Disposition      Disposition
                                   ---------------  -------------  --------------  ----------------
Stock's FMV.......................       $42.00          $45.00
Option price......................        37.80           40.50
                                         ------          ------
  Discount........................       $ 4.20          $ 4.50
Assumed sales price...............                                       $48.00           $48.00
Purchase price (basis)............                                        37.80            37.80
                                                                         ------           ------
  Total gain......................                                       $10.20           $10.20
Components of "total gain":
  Ordinary income.................                                       $ 4.20           $ 7.20
  Capital gain (loss).............                                         6.00             3.00
                                                                         ------           ------
     Total gain...................                                       $10.20           $10.20

Example #2 (market value of the common stock decreases during the option period, and the stock is sold ultimately at a gain, but at an amount less than the FMV of the stock on the date of exercise):


                                     Beginning of   End of Option    "Qualifying"   "Disqualifying"
                                    Option Period       Period       Disposition      Disposition
                                   --------------- --------------  --------------  -----------------
Stock's FMV.......................       $42.00          $37.00
Option price......................        37.80           33.30
                                         ------          ------
  Discount........................       $ 4.20          $ 3.70
Assumed sales price...............                                       $36.00           $36.00
Purchase price (basis)............                                        33.30            33.30
                                                                         ------           ------
  Total gain......................                                       $ 2.70           $ 2.70
Components of "total gain":
  Ordinary income.................                                       $ 2.70           $ 3.70
  Capital gain (loss).............                                         0.00            (1.00)
                                                                         ------           ------
     Total gain...................                                       $ 2.70           $ 2.70

Example #3 (market value of the common stock increases during the option period, and the stock is sold ultimately at a gain, but at an amount less than the FMV of the stock on the date of exercise):


                                     Beginning of   End of Option    "Qualifying"   "Disqualifying"
                                    Option Period       Period       Disposition      Disposition
                                   --------------- --------------- --------------- -----------------
Stock's FMV.......................       $42.00          $47.00
Option price......................        37.80           42.30
                                         ------          ------
  Discount........................       $ 4.20          $ 4.70
Assumed sales price...............                                       $45.00           $45.00
Purchase price (basis)............                                        37.80            37.80
                                                                         ------           ------
  Total gain......................                                       $ 7.20           $ 7.20
Components of "total gain":
  Ordinary income.................                                       $ 4.20           $ 9.20
  Capital gain (loss).............                                         3.00            (2.00)
                                                                         ------           ------
  Total gain......................                                       $ 7.20           $ 7.20

Withholding Taxes

     We are required to withhold federal income taxes and certain other amounts required by applicable laws from employee compensation. Such withholdings will be calculated on amounts that include payroll deductions under the Plan. We may implement any rule or procedure that it deems appropriate for such withholdings.

State Income Taxes

     Participants should also be aware that the consequences under applicable state income tax laws may not be the same as under the federal income tax laws.

Foreign Taxes

     The tax laws of countries other than the United States applicable to the Plan may differ substantially from the tax laws of the United States. Eligible employees who live or work outside the United States should consult their local tax advisors regarding their participation in the Plan.

                           PLAN NOT SUBJECT TO ERISA

     The Plan is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and, as such, is not subject to any provisions of ERISA.

     The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code, which is applicable to pension, profit sharing and stock bonus plans subject to ERISA, and has not been so qualified.

                       DISCLOSURE OF COMMISSION POSITION
               ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 145 of the Delaware General Corporation Law, the state of incorporation of the Company and the Bylaws of the Company provide for the indemnification of directors and officers under certain circumstances from certain liabilities, including liabilities arising under the Securities Act of 1933. We may, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance that insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

     The consolidated financial statements of Jacobs Engineering Group Inc. incorporated by reference in Jacobs Engineering Group Inc.'s Annual Report (Form 10-K) for the year ended September 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

                                LEGAL OPINIONS

     The legality of the common stock offered hereunder will be passed upon by Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The undertakings required by this item are set forth in the prospectus comprising a portion of this Registration Statement under the caption "Incorporation of Certain Documents by Reference", and said undertakings and the documents referred to therein are hereby incorporated in this item by reference to the prospectus.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Company is a Delaware corporation. Article 15 of the Company's Certificate of Incorporation provides that the officers and directors of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "DGCL"). Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Subsection (e) of Section 145 requires an undertaking by or on behalf of such director or officer to repay any such expenses advanced to such director or officer by the corporation if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

     Indemnification provided for by Section 145 is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Section 145 permits the Company to maintain insurance on behalf of a director or officer against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liabilities under Section 145.

     Article 14 of the Company's Certificate of Incorporation provides that, to the fullest extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that Article 14 shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction for which the director derived an improper benefit. Article 14 further provides that if the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. Article 14 further provides that any repeal or modification of Article 14 shall not increase the personal liability of any director of the Company for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Company existing at the time of the repeal or modification.

     Article 15 of the Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving in any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     The Company may, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. List of Exhibits

*4.1 Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as Amended and Restated.
 4.2 Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 1O-Q for the period ended June 30, 1995, as amended pursuant to the Schedule 14A filed January 9, 2001 and incorporated herein by reference.
 4.3 Bylaws of the Company. Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the period ended September 30, 1998 and incorporated herein by reference.
 4.4 Amended and Restated Rights Agreement, amended and restated as of December 20, 2000 by and between the Company and Mellon Investor Services LLC, as Rights Agent. Filed as Exhibit 1 to the Company's Form 8-A/A filed on December 22, 2000 and incorporated herein by reference.
* 5   Opinion of Gibson, Dunn & Crutcher LLP.
*23.1 Consent of Ernst & Young LLP, independent auditors.
*23.2 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
*24   Power of Attorney (included on page 17 of this Registration Statement).
---------------
*Filed herewith.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan and the expiration of all options granted thereunder.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 26th day of April, 2001.

                                JACOBS ENGINEERING GROUP INC.



                                By:         /s/ Noel G. Watson
                                   ______________________________________
                                               (Noel G. Watson)
                                                   President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under "SIGNATURES" constitutes and appoints Noel G. Watson, William C. Markley, III and John W. Prosser, Jr., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all capacities, to sign any or all amendments to this registration statement, and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                              Title                         Date
                ---------                              -----                         ----
                                               Director and Principal           April 26, 2001
      /s/ Noel G. Watson                       Executive Officer
------------------------------------------
         (Noel G. Watson)

      /s/ Joseph J. Jacobs                     Director                         April 26, 2001
------------------------------------------
         (Joseph J. Jacobs)

      /s/ Richard E. Beumer                    Director                         April 26, 2001
------------------------------------------
         (Richard E. Beumer)

      /s/ Peter H. Dailey                      Director                         April 26, 2001
------------------------------------------
         (Peter H. Dailey)

      /s/ Robert C. Davidson, Jr.              Director                         April 26, 2001
------------------------------------------
         (Robert C. Davidson, Jr.)

      /s/ Robert B. Gwyn                       Director                         April 26, 2001
------------------------------------------
         (Robert B. Gwyn)


                Signature                              Title                         Date
                ---------                              -----                         ----

/s/ Linda K. Jacobs                          Director                          April 26, 2001
------------------------------------------
   (Linda K. Jacobs)

/s/ James Clayburn LaForce                   Director                          April 26, 2001
------------------------------------------
   (James Clayburn LaForce)

/s/ Dale R. Laurance                         Director                          April 26, 2001
------------------------------------------
   (Dale R. Laurance)

/s/ Linda Fayne Levinson                     Director                          April 26, 2001
------------------------------------------
   (Linda Fayne Levinson)

/s/ Benjamin F. Montoya                      Director                          April 26, 2001
------------------------------------------
   (Benjamin F. Montoya)

/s/ David M. Petrone                         Director                          April 26, 2001
------------------------------------------
   (David M. Petrone)

/s/ James L. Rainey, Jr.                     Director                          April 26, 2001
------------------------------------------
   (James L. Rainey, Jr.)

/s/ John W. Prosser, Jr.                     Principal Financial Officer       April 26, 2001
------------------------------------------
   (John W. Prosser, Jr.)

/s/ Nazim G. Thawerbhoy                      Principal Accounting Officer      April 26, 2001
------------------------------------------
   (Nazim G. Thawerbhoy)